UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 31, 2005

Pacific Biometrics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

220 West Harrison St., Seattle, Washington		98119
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-298-0068

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Effective as of January 31, 2005, we entered into a new financing arrangement (the "2005 Financing") with Laurus Master Fund, Ltd., a New York City based investment fund ("Laurus"). The financing consists of a $1.5 million secured convertible note with a term of three years (the "2005 Note"). In connection with the financing, we also issued to Laurus a Warrant to purchase up to 326,087 shares of common stock at an exercise price of $1.37 exercisable at any time prior to January 31, 2010. We previously entered into a similar financing arrangement with Laurus effective May 28, 2004, for a $2.5 million secured convertible note and related warrants (the "2004 Financing").

Under the terms of the 2005 Note, we are obligated to make monthly payments of accrued and unpaid interest beginning on March 1, 2005. In addition, the 2005 Note provides for monthly payments of principal in the amount of $50,000.00, plus accrued and unpaid interest, commencing August 1, 2005. The 2005 Note bears interest at an initial rate equal to the prime rate plus two percent. The interest rate on the 2005 Note is subject to reduction on a month by month basis if specified conditions are met (including whether the common stock underlying the 2005 Note and the Warrant have been registered with the U.S. Securities and Exchange Commission and whether and to what extent the market price of the common stock for the five trading days preceding a particular determination date exceeds the conversion price applicable to the 2005 Note).

For any cash payments we make on the 2005 Note, we are required to pay an amount equal to 102% of the principal amount due. In addition, we can prepay the 2005 Note at any time upon payment of an amount equal to 130% of the outstanding principal balance plus accrued and unpaid interest.

Laurus has the option at any time to convert any or all of the outstanding principal and accrued and unpaid interest on the 2005 Note into shares of our common stock at a price of $1.17 per share (the "Conversion Price"). In addition, for each monthly payment under the 2005 Note, Laurus will be obligated to convert a portion of the monthly payment into common stock at the Conversion Price, if the average closing price of the common stock (for the five trading days immediately preceding the payment date) is greater than 115% of the Conversion Price and if the shares are registered, provided that such amount being converted cannot exceed 25% of the aggregate dollar trading volume for such five-day period. The Conversion Price is subject to certain anti-dilution adjustments, including if we issue convertible or equity securities (subject to certain exceptions) at a price less than the Conversion Price.

As security for our obligation to Laurus, under both the 2004 Financing and 2005 Financing, we and each of our subsidiaries granted to Laurus a blanket security interest in all of our respective assets, and we entered into a stock pledge with Laurus for the capital stock in our subsidiaries. If an event of default occurs under the 2005 Note, 130% of the unpaid principal balance on the 2005 Note, plus accrued interest, shall become immediately due and Laurus shall be entitled to payment of a default interest rate of 1.5% per month on all amounts due under the 2005 Note. Upon an event of default, Laurus will be entitled to specified remedies, including remedies under the Uniform Commercial Code.

We have agreed to register with the Securities and Exchange Commission the shares of common stock that are issuable upon conversion of the 2005 Note and upon exercise of the Warrant. Under the registration rights agreement, we are obligated to (a) file a registration statement with the SEC on or before March 15, 2005, and (b) use our best efforts to have the Registration Statement declared effective not later than June 1, 2005. We will be required to maintain the effectiveness of the registration statement for up to three years from the closing date. If we fail to comply with our registration obligations, Laurus will be entitled to certain specified remedies, including monetary liquidated damages.

In conjunction with the financing, we paid a closing fee equal to $52,500 to the manager of Laurus, $10,000 for Laurus’ legal and due diligence expenses and $500 to the escrow agent. In addition, we paid placement agent fees of $45,000 to our broker, Source Capital Group, Inc. For any amounts of the outstanding principal and accrued and unpaid interest owing on the 2005 Note that are converted into shares of our common stock, we are also obligated to pay our broker additional placement agent fees of 4% of the amount being converted, for maximum additional fees of up to $60,000. In addition, we issued to our broker five-year warrants to purchase up to 105,263 shares of common stock, exercisable as and to the extent that any amounts owing under the Laurus Note are converted into common stock at a rate of 8% of the number of shares issued upon conversion of the 2005 Note, at an exercise price of $1.37 per share.

In addition, in connection with the new financing, we also entered into an amendment and waiver of the certain terms of the 2004 Financing. In particular, Laurus agreed to defer until the 2004 Note maturity date all principal payments on the 2004 Note for the six months from December 2004 through May 2005, and to waive all events of default, including for our non-payment of the scheduled principal amortization amounts for December 2004 and January 2005. In addition, we agreed to issue to Laurus a new stock purchase warrant for 200,000 shares of common stock, with an exercise price of $1.48, exercisable on or before January 31, 2010. We agreed to register the shares underlying the new warrant, and we agreed to extend the required effectiveness for the existing registration statement (SEC File No. 333-116968) through January 31, 2008.

The principal documents involved in the transaction are an Amendment No. 1 and Waiver, a Common Stock Purchase Warrant for the 200,000 shares, an Amendment No. 2, a Securities Purchase Agreement, a Secured Convertible Term Note, a Common Stock Purchase Warrant for the 326,087 shares, a Registration Rights Agreement, and a Funds Escrow Agreement, each of which is dated January 31, 2005, copies of which are attached hereto as exhibits to this report.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See discussion above re Item 1.01.

Item 3.02. Unregistered Sales of Equity Securities.

The 2005 Note and Warrants issued to Laurus, as described above, were issued in reliance on the exemption from registration provided by Rule 506 of Regulation D under the Securities Act of 1933, as amended. The warrant issued to Source Capital, as described above, were issued in reliance on the statutory exemption from registration provided by Section 4(2) of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1 Amendment No. 1 and Waiver, dated January 31, 2005, between Pacific Biometrics, Inc. and Laurus Master Fund, Ltd.

10.2 Common Stock Purchase Warrant, dated January 31, 2005, issued by Pacific Biometrics, Inc. in favor of Laurus Master Fund, Ltd. for 200,000 shares of common stock.

10.3 Amendment No. 2, dated January 31, 2005, between Pacific Biometrics, Inc. and Laurus Master Fund, Ltd.

10.4 Securities Purchase Agreement, dated January 31, 2005, between Pacific Biometrics, Inc. and Laurus Master Fund, Ltd.

10.5 Secured Convertible Term Note, dated January 31, 2005, made by Pacific Biometrics, Inc. in favor of Laurus Master Fund, Ltd. in $1,500,000 principal amount.

10.6 Registration Rights Agreement, dated January 31, 2005, between Pacific Biometrics, Inc. and Laurus Master Fund, Ltd.

10.7 Common Stock Purchase Warrant, dated January 31, 2005, issued by Pacific Biometrics, Inc. in favor of Laurus Master Fund, Ltd., for 326,087 shares of common stock.

10.8 Funds Escrow Agreement, dated January 31, 2005, among Pacific Biometrics, Inc., Laurus Master Fund, Ltd. and Loeb & Loeb LLP

10.9 Common Stock Purchase Warrant, dated January 31, 2005, issued by Pacific Biometrics, Inc. in favor of Source Capital Group, Inc., for 105,263 shares of common stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Biometrics, Inc.

January 31, 2005	By:	/s/ Ronald R. Helm

Name: Ronald R. Helm
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10..1	Amendment No.1 and Waiver dated January 31, 2005
10..2	New Warrant for 200,000 shares
10..3	Amendment No.2 dated January 31, 2005
10..4	Securities Purchase Agreement dated January 31, 2005
10..5	Secured Convertible Term Note dated January 31, 2005
10..6	Registration Rights Agreement dated January 31, 2005
10..7	Term Loan Warrant for 326,087 shares
10..8	Funds Escrow Agreement dated January 31, 2005
10..9	Source Capital Warrant for 105,263 shares